UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K

     CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

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EMTEC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation or Organization)	Number)	Identification No.)

________________

525 Lincoln Drive
5 Greentree Center, Suite 117
Marlton, NJ, 08053
(Address of principal executive offices)

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(856) 552-4204
(Registrant’s telephone number, including area code)

572 Whitehead Road, Bldg. #1
Trenton, NJ 08619
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On December 20, 2006, Emtec, Inc., a Delaware corporation (the “Company”) and Emtec Global Services LLC, a Delaware limited liability company wholly-owned by the Company (“EGS”), signed a definitive purchase agreement to acquire all of the issued and outstanding capital stock of Configuration Management, Inc., an information technology project-based service company (“Configuration Management”). The purchase price consists of a base purchase price of $10.7 million (a) minus the amount, if any, by which the net assets of Configuration Management as of the closing falls below $800,000 and (b) minus the amount of the transaction expenses paid by EGS on behalf of Configuration Management and its stockholder.

The purchase agreement contains representations, warranties, covenants and indemnities that are common to acquisitions of this kind. The agreement also contains provisions indemnifying EGS for pre-closing taxes and certain breaches of the purchase agreement by Configuration Management or its stockholder. Consummation of the acquisition contemplated by the purchase agreement remains subject to the satisfaction of a number of closing conditions typical to a transaction of this nature, including, but not limited to, the following:

  The absence of any injunction or order from a court or administrative agency that would restrain or prohibit the consummation of the transaction.

  Certain required third-party consents, approvals or waivers have been obtained.

There can be no assurance that the closing conditions will be satisfied or that the transaction will be consummated. The acquisition is expected to close in the first quarter of 2007.

Item 8.01. Other Events.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 8.01 by reference.

Item 9.01 - Financial Statements and Exhibits.

(d)       Exhibits.

99.1             Press Release of the Company dated December 27, 2006.

Certain statements made in this report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that may cause actual events and results to differ materially from expected events and results. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this report to differ include, without limitation, that the acquisition is subject to customary closing conditions. Other important factors are discussed in the Company’s Form 10-K Annual Report for the year ended August 31, 2006 and in subsequent filings. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

     EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated December 27, 2006.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMTEC, INC.

Date: December 27, 2006	By:	/s/ Stephen C. Donnelly

Name: Stephen C. Donnelly
Title: Chief Financial Officer